Exhibit A
                                CSW Energy, Inc.
                                  Balance Sheet
                                December 31, 1998
                                   (Unaudited)
                                    ($000's)


Assets

Current Assets
   Cash and cash equivalents                               $29,308
   Accounts receivable                                      13,721
   Prepaid expenses                                            893
                                                          ---------
          Total current assets                              43,922


Investments In and Advances to Energy Projects             113,619

Notes Receivable - Affiliate                               102,696

Notes Receivable                                            68,506

Other Assets
   Construction in progress and project development costs   84,019
   Property, Plant, and Equipment, net                     195,996
   Other                                                    10,757
                                                          ---------
          Total other assets                               290,772

             Total assets                                 $619,515
                                                          =========


Liabilities and Shareholder's Equity

Current Liabilities
   Accounts payable                                        $26,418
   Accrued liabilities and other                            12,472
                                                          ---------
          Total current liabilities                         38,890

Long Term Debt                                             348,887

Deferred Income Taxes                                       37,408

Other                                                       66,175
                                                          ---------
          Total liabilities                                491,360


Minority Interest                                           16,648

Shareholder's Equity
   Common stock                                                  1
   Additional paid-in-capital                              108,139
   Accumulated retained earnings                             3,367
                                                          ---------
          Total shareholder's equity                       111,507

             Total liabilities, shareholder's equity
                and minority interest                     $619,515
                                                          =========